EXHIBIT 4.4(b)

FORM OF AMENDMENT

TO THE

AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

AMENDMENT TO THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of January [    ], 2006 (this “Amendment”), by and between CHASE BANK USA, NATIONAL ASSOCIATION (formerly known as Bank One, Delaware, National Association, successor to First USA Bank, National Association, the “Bank”), a national banking association, as Transferor and Servicer, and THE BANK OF NEW YORK (DELAWARE), a banking corporation organized under the laws of the State of Delaware, as trustee (the “Trustee”).

WHEREAS, the predecessors to the Bank and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement, dated as of September 1, 1992 (as amended, supplemented or otherwise modified, including by the Merger and Assumption Agreement, dated as of September 17, 1999 among First USA Bank, National Association, FCC National Bank, as the successor Transferor and the Servicer, and the Trustee, the “Original Pooling and Servicing Agreement”), for the issuance by the First USA Credit Card Master Trust (the “Trust”) of Investor Certificates and the Exchangeable Transferor Certificate;

WHEREAS, First USA Bank, National Association, as predecessor to the Bank and the Trustee have heretofore executed and delivered an Amended and Restated Pooling and Servicing Agreement, dated as of March 28, 2002 (the “Agreement”);

WHEREAS, subsection 13.01(a) of the Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders, may amend the Agreement from time to time so long as the Trustee shall have received (i) from each Rating Agency then rating the Investor Certificates a written notification that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class which it is then rating and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor Certificateholders;

WHEREAS, the Trustee has received (i) from each Rating Agency a letter confirming the current rating of each outstanding Series and Class and (ii) an Opinion of Counsel to the effect that this Amendment will not adversely affect in any material respect the interests of the Investor Certificateholders; and

WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with.

NOW, THEREFORE, pursuant to subsection 13.01(a) of the Agreement, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the provisions of the Agreement in the manner set forth below.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

SECTION 1. Amendment to Section 3.05.

Section 3.05 of the Agreement shall be amended to read in its entirety as follows:

Section 3.05 Annual Servicer’s Certificates

(a) Servicer Compliance Statement. Within the earlier of 90 days after the end of each fiscal year of the Servicer or such date as required by Regulation AB, beginning after the end of fiscal year 2006, the Servicer will deliver to the Trustee, any Enhancement Provider and each Rating Agency, the statement of compliance required under Item 1123 of Regulation AB with respect to such fiscal year, which statement shall be in the form of an Officer’s Certificate of the Servicer to the effect that (a) a review of the activities of the Servicer during such fiscal year and of its performance under this Agreement was made under the supervision of the officer signing such certificate, (b) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such fiscal year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof; provided, however, that on or before the 90th day after the end of fiscal year 2005, the Servicer shall cause to be delivered the Officer’s Certificate of the Servicer as required to be delivered pursuant to, and in accordance with, Section 3.05 of this Agreement as written prior to giving effect to the Amendment to this Agreement, dated as of January [    ], 2006 (the “Amendment”). A copy of such statement may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

(b) Report of Assessment of Compliance with Servicing Criteria. Within the earlier of 90 days after the end of each fiscal year of the Servicer or such date as required by Regulation AB, beginning after the end of fiscal year 2006, the Servicer will deliver to the Trustee, any Enhancement Provider and each Rating Agency, a report of compliance with servicing criteria required under Item 1122 of Regulation AB with respect to such fiscal year, which report will be in the form of an Officer’s Certificate of the Servicer to the effect that (i) the Servicer is responsible for assessing compliance with the servicing obligations under this Agreement; (ii) the Servicer has used the criteria in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the servicing obligations under this Agreement; (iii) the Servicer has assessed compliance with the servicing obligations under this Agreement as of and for the period ending the end of such fiscal year and has disclosed any material instance of noncompliance identified by the Servicer; and (iv) a registered public accounting firm has issued an attestation report on the Servicer’s assessment of compliance with the servicing obligations under this Agreement as of and for the period ending the end of such fiscal year. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

SECTION 2. Amendment to Subsection 3.06(a).

Subsection 3.06(a) of the Agreement shall be amended to read in its entirety as follows:

(a) Within the earlier of 90 days after the end of each fiscal year of the Servicer or such date as required by Regulation AB, beginning after the end of fiscal year 2006, the Servicer shall cause a registered public accounting firm (who may also render other services to the Servicer or the Transferor) to furnish to the Trustee, any Enhancement Provider and each Rating Agency an attestation report on each assessment of compliance with the servicing criteria with respect to the Servicer or any affiliate thereof during the related fiscal year delivered by such accountants pursuant to Rule 13(a)-18 or Rule 15(d)-18 of the Exchange Act and Item 1122 of Regulation AB; provided, however, that on or before the 90th day after the end of fiscal year 2005, the Servicer shall cause to be furnished such reports as were required to be delivered pursuant to, and in accordance with, subsection 3.06(a) of this Agreement as written prior to giving effect to the Amendment. A copy of such report or reports may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

SECTION 3. Ratification of the Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed, and the Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

SECTION 4. Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms or portions of this Amendment.

SECTION 5. Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

CHASE BANK USA,
NATIONAL ASSOCIATION, as Transferor and Servicer

By:
Name:
Title:

THE BANK OF NEW YORK (DELAWARE), as Trustee

By:
Name:
Title: